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                                                                     EXHIBIT 5

            Opinion and consent of Brobeck, Phleger & Harrison LLP

                              April 18, 2000



     E*TRADE Group, Inc.
     4500 Bohannon Drive
     Menlo Park, California 94025

     Re: E*TRADE Group, Inc. - Registration Statement for Offering of an aggregate of 23,500,000 Shares of Common Stock

     Dear Ladies and Gentlemen:

     We have acted as counsel to E*TRADE Group, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, in the aggregate of 23,500,000 shares of common stock (the "Shares") and related stock options under the Company's 1996 Stock Incentive Plan as Amended and Restated Through December 21, 1999 (the "Incentive Plan") and under the stock options granted to certain individuals pursuant to written compensation agreements (the "Agreements").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the amendment of the Incentive Plan and the grant of the options pursuant to the Agreements. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) in accordance with the Incentive Plan, the Agreements and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Agreements, or the Shares issuable under the Incentive Plan or the Agreements.

                                             Very truly yours,

                                             /s/ Brobeck, Phleger & Harrison LLP

                                             BROBECK, PHLEGER & HARRISON LLP